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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

     THIS AGREEMENT is made and entered into as of this 28th of December 2000, by and between Weyco Group, Inc. (the "Company"), and Thomas W. Florsheim, Sr., an individual ("Consultant").

                              W I T N E S S E T H :

     WHEREAS, the Company is engaged in the business of manufacturing and distributing shoes (the "Business") and Consultant is the retired Chief Executive Officer of the Company; and

     WHEREAS, the Company desires to retain Consultant in a consulting capacity in connection with the Company's acquisition and sales of products and materials, and

     WHEREAS, the Company and Consultant desire to reduce their agreement concerning the terms and conditions of such consulting services to written form;

     NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:

     1. Consulting Services. Consultant will at such times and places as reasonably requested by the Company and agreed to by Consultant act as a consultant and advisor to the Company in connection with the Company's acquisition and sales of products and materials. Specifically, it is anticipated that Consultant's duties will be infrequent and will consist of accompanying and advising employees of the Company on buying and marketing trips and on general business matters as necessary.

     2. Consulting Fee and Expenses.

         (a) In consideration of the services to be performed by Consultant pursuant to Section 1 hereof and Consultant's compliance with the other provisions of this Agreement, the Company will pay Consultant a consulting fee of $1,200.00 per month payable on the first of the month.

         (b) The Company will reimburse Consultant for his out-of-pocket expenses reasonably incurred in connection with the performance of Consultant's duties hereunder including travel, room and board expenses, subject to the submission of documentation substantiating such expenses and other compliance with the Company's written policy, if any, regarding expense reimbursement.

     3. Term. This Agreement shall remain in effect until terminated by either party upon 30 days advance notice, or by the death or permanent disability of Consultant.

     4. Services for Others. Consultant is free to perform services for any other entity or business during the term of this agreement; provided, however, that neither during or after this agreement may Consultant utilize Confidential Information as described in Section 5 hereof in the performance of services for other parties.


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     5. Unauthorized Disclosure. Consultant will not disclose to any person or entity, other than employees of the Company or other persons to whom disclosure is reasonably necessary or appropriate in connection with the performance by Consultant of his duties hereunder, any Confidential Information of the Company obtained by Consultant. As used herein, the term "Confidential Information" refers to all information and materials belonging to, used by or in the possession of the Company relating to its business strategies, products, pricing, customers, technology, programs, costs, employee compensation, marketing plans, developmental plans, computer programs, computer systems, inventions, developments, formulae, processes, designs, drawings and trade secrets of every kind and character. "Confidential Information" also includes confidential information belonging to other companies and disclosed to Consultant by the Company. Nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where such common law provides the Company with broader protection than the protection provided by this Agreement.

     6. Independent Contractor. Consultant shall at all times be an independent contractor. Neither party will assert that an employment relationship exists or take any action inconsistent with the independent contractor status of Consultant. Consultant shall have no authority to bind the Company to any agreement, except to the extent such authority is expressly conferred upon him by the Company in writing (exclusive of this Agreement) and Consultant will not take any action inconsistent with the provisions of this Section.

     7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity or enforceability of any other provision and this Agreement shall be construed as if such invalid or unenforceable provision were not contained herein.

     8. Notices. All notices under this Agreement shall be in writing and a notice shall be considered to be given and received in all respects on the day it is personally delivered or deposited in the United States mail, first class, postage prepaid, addressed as follows or to such other address as may be designated by one party to the other by notice duly given:

               If to the Company:

                       Weyco Group, Inc.
                       333 W. Estabrook Boulevard
                       Glendale, WI   53212

                       Attention:   Mr. John Wittkowske


               If to Consultant:

                       Mr. Thomas W. Florsheim, Sr.
                       (Mr. Florsheim's address)




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     9. Waiver. A waiver by a party of any breach by the other party of any provision of this Agreement shall not be deemed to be a waiver by such first party of any subsequent breach.

     10. Assignment. This Agreement may not be assigned by the Company without the written consent of Consultant, except that if the Company shall merge or consolidate with or into, or transfer substantially all of the Business or the assets thereof to another corporation or other form of business or other entity, this Agreement may be assigned to such a successor and it shall be binding upon and inure to its benefit. Consultant may not assign, pledge or encumber this Agreement or any interest herein.

     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the Company's successors and permitted assigns and Consultant's heirs and legal representatives.

     12. Amendment. This Agreement may be amended only by a written instrument executed by the parties hereto or their respective successors, assigns, heirs or legal representatives, as applicable.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin. All suits concerning this Agreement shall be commenced in and heard by courts having their forum within the State of Wisconsin and the parties hereby submit to the jurisdiction of such courts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 WEYCO GROUP, INC.


                                 By   /s/ John Wittkowske
                                   ---------------------------------------------
                                                 John Wittkowske

                                 Its                CFO
                                   ---------------------------------------------


                                 Attest:  /s/ Thomas W. Florsheim, Jr.
                                        ----------------------------------------
                                                Thomas W. Florsheim, Jr.


                                          /s/ Thomas W. Florsheim, Sr.
                                 -----------------------------------------------
                                                Thomas W. Florsheim, Sr.